Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO THE

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

EGALET CORPORATION

EGALET CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY THAT:

FIRST:  That, upon action of the Board of Directors (the “Board”) of the Corporation by unanimous written consent of all of the members of the Board in lieu of a meeting on May 15, 2019, the following resolutions were duly adopted, declaring advisable and approving the following amendment (the “Amendment”) to the Fourth Amended and Restated Certificate of Incorporation of the Corporation:

WHEREAS, Section 9.5 of the Second Amended and Restated Bylaws (the “Bylaws”) of Egalet Corporation, a Delaware corporation (the “Corporation”), provides that any amendment to the Bylaws or the Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Corporation must be approved by (1) Iroko (as defined in the Bylaws) and (2) prior to the first annual meeting of stockholders following January 31, 2019, two out of three of the following: the Secured Director, the Convertible Director and the Joint Director (each as defined in the Bylaws);

WHEREAS, Iroko previously approved the Certificate of Amendment (as defined below);

WHEREAS, Sections 242(a)(1) and 242(b)(1) of the General Corporation Law of the State of Delaware provide that the board of directors of a corporation may amend its certificate of incorporation after receipt of payment for its capital stock to change its corporate name without submitting such amendment to a vote of its stockholders; and

WHEREAS, the Board of Directors (the “Board”) of the Corporation, including each of the Secured Director, the Convertible Director and the Joint Director, declares it advisable and in the best interest of the Corporation and its stockholders to change the name of the Corporation from “Egalet Corporation” to “Zyla Life Sciences” (the “Corporate Name Change”), which Corporate Name Change shall be effective as of the filing of a certificate of amendment to the Corporation’s Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”).

NOW, THEREFORE, BE IT:

RESOLVED, that the Corporate Name Change is hereby approved, effective as of the Effective Time.

RESOLVED, at the Effective Time, Article I of the Certificate of Incorporation shall be deleted and replaced in its entirety with the following:

ARTICLE I — NAME

The name of the corporation is Zyla Life Sciences (the “Corporation”).

RESOLVED, that, at such time as any authorized officer of the Corporation shall deem advisable, the authorized officers of the Corporation be, and each of them hereby is, authorized, empowered to execute and file, or cause to be filed, a Certificate of Amendment (the “Certificate of Amendment”) to the Certificate of Incorporation with the Secretary of State of the State of Delaware and to take all other actions necessary or appropriate in connection therewith to effect the Corporate Name Change.

SECOND:  That the aforesaid Amendment was duly adopted in accordance with the applicable provisions of Sections 242(a)(1) and 242(b)(1) of the General Corporation Law of the State of Delaware without a meeting or vote of the Corporation’s stockholders.

THIRD:  The Corporation, in accordance with Section 102(a) of General Corporation Law of the State of Delaware, hereby acknowledges that, as of the effectiveness of the filing of this Certificate of Amendment, its total assets, as defined in Section 503(i) of Title 8 of the General Corporation Law of the State of Delaware, are not less than $10,000,000.

FOURTH:  That this Certificate of Amendment to the Restated Certificate of Incorporation shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the 3rd day of June, 2019.

EGALET CORPORATION

/s/ Robert S. Radie
By: Robert S. Radie
Title: President and CEO

[Signature Page to Certificate of Amendment — Egalet Corporation]